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                                  EXHIBIT 23.2

                      Consent of PricewaterhouseCoopers LLP


         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 4, 2000, relating to the financial statements of FNB Financial Services Corporation, which report appears in the Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
July 31, 2000


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